UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 22, 2012

STEVIA FIRST CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-53832	75-3268988
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5225 Carlson Rd. Yuba City, California		95993
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (530) 231-7800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 24, 2012, the Company entered into note exchange agreements (each, a “Note Exchange Agreement”) with two holders of the Company’s outstanding promissory notes.  Such holders collectively hold eleven separate promissory notes for an aggregate principal amount of $196,800 that were issued by the Company on dates ranging from December 23, 2008 to October 26, 2011 and bear interest at a rate of 6.0% per annum.

Pursuant to the Note Exchange Agreements, at the closing thereunder all principal and accrued but unpaid interest under each holder’s outstanding promissory notes, totaling approximately $214,800, will be canceled in exchange for shares of the Company’s common stock to be issued at a conversion rate of $1.00 per share.  The Company expects the closings under the Note Exchange Agreements to occur on or before May 31, 2012.  Each of the Note Exchange Agreements terminates if the closing does not occur by June 15, 2012.

The expected issuance of the shares of the Company’s common stock in connection with the Note Exchange Agreements will not be registered under the Securities Act of 1933 (the “Securities Act”), and such shares are being sold in reliance upon an exemption from registration under Section 4(2) of the Securities Act and Regulation S promulgated thereunder.  The Company is under no obligation to register the resale of such shares and does not expect to do so.  Such shares may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws.  The holders of the promissory notes to whom such shares will be issued have each represented that he is not a “U.S. Person” as defined in Regulation S and is an “accredited investor” as defined in applicable rules and regulations under the Securities Act, and that he is acquiring such shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof.

The Note Exchange Agreements are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and the above description thereof is qualified in its entirety by reference to the full text of those agreements.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 8.01 Other Events.

On May 22, 2012, the Company received an advance payment of $850,000 from the investor under the subscription agreement entered into on February 7, 2012 (the “Subscription Agreement”), which represents all remaining amounts owed by the investor under the Subscription Agreement.

Pursuant to the terms of the Subscription Agreement, the investor thereunder agreed to purchase from the Company an aggregate of 625,000 shares of common stock and convertible debentures with an aggregate principal amount of $625,000 in five tranches over a twelve month period beginning on March 1, 2012.  Prior to the Company’s receipt of the investor’s advance payment of $850,000, the investor had purchased common stock and convertible debentures under the Subscription Agreement for total proceeds to the Company of $400,000.  In connection with the investor’s advance payment, the Company has issued to the investor 425,000 shares of common stock and convertible debentures with the following principal amounts and exercise prices:  (i) a $50,000 debenture convertible into shares of common stock at a conversion price of $0.80; (ii) a $125,000 debenture convertible into shares of common stock at a conversion price of $0.95; (iii) a $125,000 debenture convertible into shares of common stock at a conversion price of $1.10; and (iv) a $125,000 debenture convertible into shares of common stock at a conversion price of $1.25; with the aggregate principal amount of all such convertible debentures totaling $425,000.

The form of convertible debenture issued to the investor is filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 28, 2012 and the terms thereof are further described therein.  All descriptions of the Subscription Agreement and the convertible debentures herein and therein are qualified in their entirety by reference to the full text of those documents.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Note Exchange Agreement dated May 24, 2012 by and between Stevia First Corp. and Hsien Loong Wong
10.2	Note Exchange Agreement dated May 24, 2012 by and between Stevia First Corp. and Wong Tsan Tung

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEVIA FIRST CORP.
Dated: May 25, 2012	By: /s/ Robert Brooke
Name: Robert Brooke
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Note Exchange Agreement dated May 24, 2012 by and between Stevia First Corp. and Hsien Loong Wong
10.2	Note Exchange Agreement dated May 24, 2012 by and between Stevia First Corp. and Wong Tsan Tung